UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2019

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200
San Mateo, CA 94403
 (Address of principal executive offices, including zip code)

(650) 655-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value (Essex Property Trust, Inc.)	ESS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Essex Property Trust, Inc.	Emerging growth company	☐
Essex Portfolio, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2019, Essex Property Trust, Inc. (the “Company”) announced the planned retirement of Craig K. Zimmerman, age 68, its Executive Vice President and Co-Chief Investment Officer, effective as of December 31, 2019 (the “Transition Date”), and that the Company has entered into a Transition Services Agreement with Mr. Zimmerman (the “Agreement”) pursuant to which Mr. Zimmerman will transition his employment from full-time to part-time on the Transition Date until his retirement date on December 31, 2020.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

The Company also announced that Adam W. Berry, age 45, who is currently the Company’s Co-Chief Investment Officer, will succeed Mr. Zimmerman as the Company’s Chief Investment Officer effective as of the Transition Date.  Mr. Berry joined the Company in 2003 in its acquisitions department.  During his time with the Company, Mr. Berry has held various positions, including leading the Company’s redevelopment and property dispositions programs and working closely with Mr. Zimmerman in development activities.  Prior to joining the Company, Mr. Berry was an attorney at Wilson Sonsini Goodrich & Rosati, P.C.  Mr. Berry holds a Juris Doctorate from the University of Southern California Gould School of Law and a Bachelor of Science from the University of California, San Diego.

In addition, the Company announced that John F. Burkart, age 55, has been named Chief Operating Officer of the Company.  Since May 2015, Mr. Burkart has served as the Company’s Senior Executive Vice President, overseeing multiple divisions including Operations, Asset & Portfolio Management, Redevelopment & Capital Maintenance, Research and Information Technology.  From 2011 to 2015, Mr. Burkart served as the Company’s Executive Vice President of Asset Management.  Prior to that, he held various executive roles in the Company’s Operations, Asset Management and Private Equity groups since 1996.

Messrs. Berry and Burkart will continue to participate in the usual compensation and benefit programs available to executive officers of the Company.

Item 8.01	Other Events.

On September 5, 2019, the Company issued a press release announcing Mr. Zimmerman’s retirement and the appointments of Mr. Berry as Chief Investment Officer and Mr. Burkart as Chief Operating Officer.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Transition Services Agreement, effective as of September 5, 2019, by and between Essex Property Trust, Inc. and Craig K. Zimmerman.

99.1	Press Release, dated September 5, 2019.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: September 5, 2019	ESSEX PROPERTY TRUST, INC.

/s/ Angela L. Kleiman
	Name:	Angela L. Kleiman
	Title:	Executive Vice President and Chief Financial Officer

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.
	Its:	General Partner

/s/ Angela L. Kleiman
	Name:	Angela L. Kleiman
	Title:	Executive Vice President and Chief Financial Officer